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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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ALICO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALICO, INC.
Post Office Box 338
La Belle, Florida 33975

Notice of Annual Meeting of Shareholders
To be held February 11, 2005

January 21, 2005

To the Shareholders of ALICO, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ALICO, INC., a Florida corporation (the “Company”), will be held at the Alico Arena on the campus of Florida Gulf Coast University, 10501 FGCU Boulevard, South, Fort Myers, Florida, 33965 at Ten O’clock A.M., on Friday, February 11, 2005, for the following purposes:

1.	To elect eight Directors to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

2.	To transact such other business as may properly come before the meeting or any and all adjournments thereof.

Only shareholders of record on the Company’s books at the close of business on January 11, 2005, will be entitled to notice of, and to vote at, said meeting and any and all adjournments thereof.

If you are unable to attend the meeting in person but wish your shares to be voted upon the matters to come before it, please complete, sign and date the accompanying proxy card and mail it in the enclosed envelope. Postage is not required if mailed in the United States.

A copy of the Company’s Forty-Fifth Annual Report to Shareholders, dated January 21, 2005, is enclosed herewith.

By Order of the Board of Directors

Denise Plair Secretary

ALICO, INC.
Post Office Box 338
La Belle, Florida 33975

PROXY STATEMENT
SOLICITATION

January 21, 2005
La Belle, Florida

The Board of Directors of ALICO, INC. (the “Company”) hereby solicits proxies to be used at the Annual Meeting of Shareholders of the Company to be held on February 11, 2005, and at any and all adjournments thereof, and this proxy statement is furnished in connection therewith. Every proxy may be revoked at any time prior to the exercise thereof by any shareholder giving such proxy, by giving written notice of revocation to the secretary of the Company at or before the annual meeting, by duly executing a subsequent proxy relating to the same shares or by attending the annual meeting. In addition to the use of the mails, directors, officers and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, mail or telegraph. All costs of solicitation will be borne by the Company. Brokerage houses, bankers and others holding stock in their names or names of nominees or otherwise will be reimbursed for reasonable out-of-pocket expenses incurred by them in sending proxies and proxy materials to the beneficial owners of such stock.

It is anticipated that this proxy statement and accompanying notice, form of proxy card and Company’s Annual Report to Shareholders will be first sent to the Shareholders of the Company on or about January 21, 2005.

VOTING SECURITIES

The Company has only one class of voting securities outstanding, its Common Stock, par value $1.00 per share, of which 7,316,357 were outstanding as of January 11, 2005. Each share entitles the holder thereof to one vote per share. Only shareholders of record at the close of business on January 11, 2005, will be entitled to vote at the meeting or at any and all adjournments thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF JANUARY 11, 2005:

The following table sets forth certain information relating to the beneficial ownership of shares of Common Stock of the Company as of January 11, 2005, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) all of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all directors and executive officers of the Company as a group. To the best knowledge of the Company, there are no other persons who own beneficially more than five percent (5%) of the Company’s outstanding Common Stock. To the knowledge of the Company, except as noted in the footnotes below, all persons listed below have sole voting and investing power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
John R. Alexander 122 East Tillman Avenue Lake Wales, Florida 33853	3,494,377(2)	47.8
Beck, Mack & Oliver Madison Ave New York, NY 10017	570,172	7.1

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
Richard C. Ackert 1530 Heitman Street Ft. Myers, FL 33902	300	*
J. D. Alexander 122 East Tillman Avenue Lake Wales, FL 33853	0	—
William L. Barton 605 Palm Circle Naples, FL 34102	1,200	*
Larry A. Carter 604 N. 163rd Street Omaha, NE 68118	2,000	*
W. Bernard Lester P.O. Box 178 La Belle, FL 33975	6,820	*
Stephen M. Mulready 169 Highcrest Road Wethersfield, CT 06109	0	—
Thomas E. Oakley 101 ABC Road Lake Wales, FL 33859	50	*
Baxter G. Troutman P.O. Box 1043 Winter Haven, FL 33882	600	*
L. Craig Simmons Alico, Inc. Post Office Box 338 La Belle, Florida 33975	350	*
All executive officers and directors as a group (9 persons)	3,505,697	47.9

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of February 11, 2005, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 3,493,777 shares held through Alico Holding, LLC (2215-B Renaissance Drive, Suite 5, Las Vegas 89119), a wholly owned subsidiary of Atlantic Blue Trust, Inc. of which Mr. John R. Alexander may be considered to be the indirect beneficial owner by virtue of his shared control over the voting and disposition of such shares of the Company’s Common Stock through his position as one of three managers on the Board of Managers of Alico Holding, LLC.

PROPOSAL ONE

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

At the Annual Meeting eight Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified, unless they earlier resign or a vacancy is created due to the respective death or removal of any of such directors, or for other cause in accordance with the Bylaws of the Company. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as such Directors. The proxy cannot be voted for a greater number of persons than the number of nominees nominated. All nominees are currently members of the Board of Directors and have consented to being named in this proxy statement and have notified management that they will serve, if elected. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but if any of the nominees should be unable to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his place.

A plurality of the votes received will elect each director. Abstentions and broker non-votes will not be counted for the purpose of determining whether a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

Information Regarding Director Nominees

The following sets forth the names, ages and business experience for the past five years, including principal occupation or employment (other than with the Company), of each of the eight Director nominees(1), as it has been furnished to the Company by each nominee.

Nominee	Age	Position with the Company, if any	Business Experience
John R. Alexander (2)	68	Chairman of the Board	Director and Chairman of the Board of the Company since 2004. Mr. Alexander also serves as Chairman, President and Chief Executive Officer of Atlantic Blue Trust, Inc. (since February 26, 2004) and as a Co-General Partner of Scenic Highland Grove, LLP (1996 to Present), Chairman of the Four Sisters Protectorate (1999 to 2004), and as Executive Vice President of the Four Sisters Properties, Inc.(2001 to 2004).

Richard C. Ackert	62	—	Director of the Company since 1998. Mr. Ackert retired as President and Chief Executive Officer of SouthTrust Bank, Southwest FL, at the end of 2004, having served in those capacities since 1994.

J.D. Alexander	45	—	Director of the Company since 2004. Mr. Alexander serves as State Senator (2002 to Present) and previously served as State Representative (1998 to 2002), Co-General partner of Scenic Highland Grove, LLP (1996 to Present), Vice President Citrus, Alico, Inc. (1987 to 1997).

Nominee	Age	Position with the Company, if any	Business Experience
William L. Barton	65	—	Director of the Company since 1998. Mr. Barton retired as Chairman/CEO of Wilson, Miller, Inc. in 1999, having served in those capacities since 1995. Mr. Barton is also the Director and President of Mitigation Land Partners, Inc. (1999 to Present).

Larry A. Carter	52	—	Director of the Company since 2004. Mr. Carter, CPA, retired as President and Chief Operating Officer of the Food Ingredients Group, Conagra Foods Omaha, NE (2000 – 2003) and previously served as Executive Vice President of the Trading and Processing Group Conagra Foods (1998 to 2000).

Stephen M. Mulready	54	—	Director of the Company since 2004. Mr. Mulready has served as President and Chief Executive Officer of the USA Operations of Royal & Sunalliance (2002 to 2003)(Retired), as Senior Vice President, (President and Chief Operating Officer, Commercial Division) of Royal & Sunalliance (2001 to 2002) and as Senior Vice President (President and Chief Operating Officer, Specialty Division) of Royal & Sunalliance (1999 to 2001)

Thomas E. Oakley	62	—	Director of the Company since 1992. Mr. Oakley serves as President, Oakley Transport, Inc. (1968 to Present), an international food transportation company.

Baxter G. Troutman (2)	37	—	Director of the Company since 2004. Mr. Troutman serves as State Representative (2002 to Present) and the Founder and CEO of Florida Labor Solutions, Inc. (1997 to Present)

(1)	Mr. W. Bernard Lester has decided not to stand for re-election to the Board in anticipation of his retirement from the Company in 2005. Accordingly, as of this time the number of seats on the Board has been reduced.
(2)	Mr. John R. Alexander is the father of Mr. J. D. Alexander and is the uncle of Mr. Baxter G. Troutman.

REPORT ON BOARD SELECTION/INCLUSIVENESS REVIEW

In recognition of the fact that our employees, customers and shareholders represent a greater diversity of backgrounds than ever before, in 2002 we adopted a Policy for Board Inclusiveness Review to ensure that, in seeking qualified candidates to fill vacancies on our Board of Directors, the Company makes a greater commitment to locate candidates whose backgrounds reflect the diversity we see in our employee, shareholder and customer base. While we have never discriminated against any employee, applicant, board candidate, or anyone on the basis of race, color, religion, sex, national origin, age, ancestry or disability, in order to achieve diversity, we are taking affirmative steps to identify qualified candidates who can enhance our Board. This does not mean that we will solicit for association with Alico, Inc. anyone other than those whose skills, education, experience and performance are of the highest caliber. However, it does mean that we will actively seek to ensure that our candidate pool includes persons with diverse backgrounds.

Typically, Board vacancies are filled from nominees supplied by our Nominating Committee after considering nominees proposed by Board members or who come to the attention of the Nominating Committee through their performance in areas of benefit to the Company. Each nominee’s qualifications are reviewed by the Nominating Committee, and the final selection is made on the basis of the nominee whose experience and background are deemed to provide a more valuable contribution to the Board. On an annual basis, at the shareholder’s meeting, the slate of Board members is put to the shareholders for re-election. Board members are selected to serve on those committees where their individual talents and background would most benefit the Company. For the audit and compensation committees in particular, committee members are selected based on their expertise and independence in accordance with current SEC and Nasdaq rules. These processes will remain the same.

Code of Ethics

The Company adopted a code of Business Conduct and Ethics during fiscal 2003. This Code of Ethics applies to all directors, officers and employees and includes a “Whistleblower Policy” with procedures for the submission of complaints or concerns regarding financial statement disclosures and other matters. A copy of the Code of Ethics is attached as an Exhibit to the Annual Report on Form 10-K for the year ended August 31, 2004, and is also posted on the Company’s website. Any person will be provided with a copy of such Code of Ethics without charge upon written request to the Company’s address, attention: Denise Plair, Corporate Secretary.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto, furnished to the company pursuant to Rule 16a-3(e) during the fiscal year 2004, and certain written representations, if any, made to the Company, no officer, director or beneficial owner of 10% or more of the Company’s common stock has failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act to be filed during fiscal 2004 except that Thomas E. Oakley filed one late Form 4 related to the sale of 2,616 shares of the Company.

DIRECTORS’ COMPENSATION, COMMITTEES OF THE
BOARD OF DIRECTORS AND CERTAIN MEETINGS

The Company’s Board of Directors held 12 meetings during the fiscal year ended August 31, 2004. Each member of the Board of Directors, including employees of the Company from September 1, 2003 to February 25, 2004, received $1,000 for each board meeting attended. Each member of the Board of Directors, excluding employees of the Company received $4,000.00 for each board meeting attended from February 26, 2004 to August 31, 2004. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings of all the Committees of the Board on which he or she served.

The Company has the following standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, an Investment Committee, an Independent Directors Committee, a Nominating Committee and a Profit Sharing Committee.

The Executive Committee, which exercises, to the extent permitted by Florida law, all the powers of the Board of Directors during intervals between Board meetings, held five meetings during the fiscal year ended August 31, 2004. The Executive Committee currently consists of Chairman John R. Alexander, J. D. Alexander, W. Bernard Lester, Thomas E. Oakley and Baxter G. Troutman. No compensation was paid for meetings of the Executive Committee.

The Audit Committee, which is composed of five independent non-employee Directors, held seven meetings during the fiscal year ended August 31, 2004. The Audit Committee currently consists of Chairman Larry A. Carter, Richard C. Ackert, William L. Barton, Stephen M. Mulready and Thomas E. Oakley. The principal functions of the Audit Committee are to recommend to the Board of Directors the engagement of the Company’s independent public accountants, to review with such accountants the plan for and results of their examination of the financial statements of the Company, to determine the independence of such accountants, to review required SEC filings and to review the adequacy of the system of internal accounting control, procedures and practices.

The Audit Committee operates pursuant to a Charter approved by the Board, a copy of which was attached to the proxy statement relating to the Annual Meeting of Shareholders held in 2000 and is again attached as Appendix A to this statement. All members of the Audit Committee are independent directors as defined by Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Each independent director received $1,000 for each committee meeting attended, and the chairman received $1,250. The Company’s Board of Directors has determined that Mr. Larry A. Carter is qualified to serve as a financial expert to the Audit committee and Mr. Carter currently serves in such capacity.

Audit Committee Report

The Committee has prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended August 31, 2004 (the “audited financial statements”).

•  The Committee has reviewed and discussed the audited financial statements with management of the Company.

•  The Committee has discussed with Tedder, James, Worden & Associates, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61.

•  The Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP its independence from the Company.

•  Based on and relying on the review and discussions described above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004, for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE

Larry A. Carter, Chairman Richard C. Ackert William L. Barton Stephen M. Mulready Thomas E. Oakley

Nominating Committee

The Nominating Committee, which is composed of five directors, is primarily charged with identifying individuals qualified to become board members and recommends to the Board the directors nominees for the next annual meeting of shareholders or to fill vacancies between annual meetings. The Nominating Committee was formed June 4, 2004, and met only once during the fiscal year ended August 31, 2004. The Committee operates pursuant to a Charter approved by the Board, a copy of which is available to shareholders on the Company’s website at www.alicoinc.com. The Nominating Committee is composed entirely of directors who satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market (“Nasdaq”). Currently the members of the Nominating Committee are: Richard C. Ackert, William L. Barton, Larry A. Carter, Stephen M. Mulready, and Thomas E. Oakley, with Mr. Barton serving as Chairman of the Committee.

The Nominating Committee and the Board require that all candidates for directors be persons of integrity and sound ethical character, be able to represent all shareholders fairly, have no interests that materially conflict with those of the Company and its shareholders, have demonstrated professional achievement, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing the Company and have adequate time to devote to service on the Board. The Board also evaluates candidates based on their independence from the Company, financial literacy, knowledge of the Company’s industry and experience serving on other Boards. For each annual meeting of the Company’s shareholders, the Nominating Committee nominates qualified incumbent directors who continue to satisfy the foregoing criteria for membership on the Board, whom the Nominating Committee believes will continue to make important contributions to the Board and who consent to stand for reelection and, if re-elected, to continue their service on the Board. If there are Board positions for which the Nominating Committee will not be re-nominating a qualified incumbent, the Committee’s members will solicit recommendations for nominees from persons they believe are likely to be familiar with qualified candidates, including members of the Board and senior management. The Nominating Committee may also engage a search firm to assist in identifying qualified candidates and will consider recommendations for director nominations submitted by shareholders entitled to vote generally in the election of shareholders, in accordance with Committee’s policy for such shareholder recommendations as described below. The Nominating Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Nominating Committee, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant. In conducting its review and evaluation, the Nominating Committee may solicit the views of management and other members of the Board and may conduct interviews of proposed candidates. The Company paid $108,000 during the fiscal year ended August 31, 2004, to a third party in connection with the identification or evaluation of potential nominees.

The Nominating Committee has adopted a formal policy with regard to the consideration of any director candidates recommended by shareholders. The criteria for consideration of shareholder recommendations are as follows: (a) for each annual meeting of the Company’s shareholders, the Nominating Committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders; (b) only candidates who satisfy the Company’s minimum qualifications for directors will be considered, and (c) in considering shareholder recommendations, the Committee will take into account, among other factors, the size and duration of the recommending shareholder’s ownership interest in the Company and whether the shareholder intends to continue holding that interest through the annual meeting date. The Nominating committee will not consider other candidates when a qualified incumbent consents to stand for re-election. A shareholder wishing to recommend to the Nominating Committee a candidate for election as a director must submit the recommendation in writing to the Nominating Committee, care of the Company’s corporate secretary at the address of the Company’s headquarters. Submissions recommending candidates for election at the next annual meeting must comply with the same deadline as other shareholder proposals for such meeting; that is, the recommendations must be received not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of shareholders. In the event that the date of the next annual meeting of shareholders is more than 30 days following the first anniversary date of the annual meeting of shareholders for the prior year, the submission must be made in a reasonable time in advance of the mailing of the Company’s next annual proxy statements. Each nominating recommendation must include such specified information concerning the shareholder group of shareholders making the recommendations as the Nominating Committee may determine from time to time, the name of the proposed nominee, any relationships between the recommending shareholder and the proposed nominee and the qualifications of the proposed nominee to served as director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be contacted by the Nominating Committee, if the Nominating Committee decides in its discretion to do so.

The Nominating Committee did not receive any shareholder recommendations for nominees for the annual meeting to be held in February 2005. All director nominees approved by the Nominating Committee for inclusion in the Company’s proxy card for the next annual meeting are directors standing for re-election.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board is composed of five directors. The Compensation Committee currently consists of Thomas E. Oakley, Chairman, William L. Barton, Larry A. Carter, Richard C. Ackert and Stephen M. Mulready. None of the members of the Compensation Committee is an officer or employee of the Company. In addition, there are no interlocking relationships between any of these directors and any other executive officer of the Company.

The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The Compensation Committee held four meetings during fiscal year ended August 31, 2004. Outside directors were paid $1,000 for each committee meeting attended, and the chairman was paid $1,250.

Compensation Committee Report

The Company’s general compensation philosophy aims to provide base compensation comparable with similar Florida businesses, allowing the Company to attract and retain qualified employees. In addition, the Company provides incentive compensation through a bonus program, which is dependent on the individual’s performance and which varies with the Company’s performance. Accordingly, while the executive compensation program provides an overall level of compensation that is competitive within the Florida agribusiness industry, actual compensation levels in any given year may be greater or less than average competitive levels in comparable companies, depending on the Company’s overall performance for such year and on the specific individual’s performance or contribution to the Company. As additional incentive compensation, the Company adopted the 1998 Incentive Equity Plan, pursuant to which employees of the Company may be selected by the Board, in the Board’s sole discretion, to receive stock options, restricted stock awards, or stock appreciation rights.

The Compensation Committee, comprised of independent directors from the Company’s Board of Directors, reviews executive compensation and determines compensation levels which it then recommends to the Board of Directors. In determining the base compensation and any bonuses to be awarded to its executives, the Compensation Committee uses no set formula but rather evaluates a series of factors, including but not limited to (i) industry performance for such year, (ii) the Company’s performance as compared to others in the industry that year, (iii) the Company’s performance for such year as compared to the Company’s performance with the previous year, and (iv) the individual’s performance or contributions for such year as compared with such individual’s performance or contributions the previous year, if applicable. In addition, the Compensation Committee will, in its discretion, evaluate other external and internal factors affecting performance, including individual circumstances.

The Chief Executive Officer’s compensation is established using the same criteria as set forth above generally for executive compensation. For fiscal 2004, Mr. Ben Hill Griffin, III’s base salary was comparable to that of the previous year, with a bonus award reflecting the Company’s performance vis a vis comparable businesses and Mr. Griffin’s contribution to such performance. In addition to his base salary and bonus, pursuant to the terms of the Company’s 1998 Incentive Equity Plan, Mr. Griffin received a grant of options to purchase 12,500 shares of the Company’s common stock on September 9, 2003. The exercise price for these shares was based on 55% of the close of the market price of the Company’s common stock on August 30, 2002. Mr. Griffin also received a grant of options to purchase 12,500 shares of the Company’s common stock on February 3, 2004. The exercise price was based on 55% of the close of the market price of the Company’s common stock on February 3, 2004. Other Company employees received stock options as part of their compensation during fiscal year 2004. Mr. John R. Alexander received no compensation and no stock options at his request.

Certain non-performance-based compensation to executives of public companies in excess of $1,000,000 is not deductible for tax purposes. It is the responsibility of the Compensation Committee to determine whether any actions with respect to this compensation limit should be taken by the Company. During fiscal year 2004 no executive officer of the Company received any compensation in excess of this limit nor is it anticipated that any executive officer will receive any such compensation during fiscal year 2005. Therefore, the Compensation Committee has not taken any action to date with respect to this limit.

COMPENSATION COMMITTEE

Thomas E. Oakley, Chairman Richard C. Ackert William L. Barton Larry A. Carter Stephen M. Mulready

EXECUTIVE OFFICERS

The following table sets forth certain information on the executive officer named in the Summary Compensation Table below who was not listed in the table for Nominees for Election as Directors:

Name and Age of Executive Officer		Position and Background with the Company
L. Craig Simmons La Belle, Florida	52	Vice President and Chief Financial Officer (since February 7, 1995)

EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid or to be paid by the Company to the executive officers of the Company, identifying those whose cash and non-cash compensation exceeded $100,000:

SUMMARY COMPENSATION TABLE

Long Term Compensation
Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Securities Underlying Options/SARs (2)	All Other Compensation (3)
John R. Alexander Chairman and Chief Executive Officer (4)	2004	-0-	-0-	-0-	-0-

Ben Hill Griffin, III Chairman and Chief Executive Officer (5)	2004 2003 2002	173,019 331,700 335,000	127,140 260,000 206,000	25,000 12,500 12,500	1,584 32,293 29,371

W. Bernard Lester President and Chief Executive Officer (6)	2004 2003 2002	286,118 265,360 251,200	225,000 210,000 171,000	20,560 12,500 12,500	19,244 72,097 69,097

L. Craig Simmons Vice President and Chief Financial Officer	2004 2003 2002	104,704 93,333 86,666	31,300 26,200 20,275	10,000 5,000 5,000	31,014 31,654 30,974

(1)	Represents compensation for discretionary cash bonuses which are based on individual and company performance.

(2)	Stock options were granted, for the first time, during fiscal 1999, under the Company’s Incentive Equity Plan.

(3)	Represents Company contributions to the Employees’ Profit Sharing Plan and a nonqualified defined benefit retirement plan.

(4)	Mr. Alexander commenced his term as Chairman in February 2004. He also served as Chief Executive Officer from February through June 2004. While at his request he received no compensation for his officer positions, Mr. John R. Alexander did receive $18,000 in director fees for 2004, which are not included in the table above.

(5)	Mr. Griffin, III resigned from his positions as Chairman and Chief Executive Officer in February 2004. Not reflected in the compensation table above are fees paid to Mr. Griffin, III for serving on the Company’s Board of Directors, as follows: $7,000 in 2004, $13,000 in 2003 and $15,000 in 2002. The per meeting fees were the same as paid to other directors for fiscal years 2002, 2003 and for any meetings in fiscal year 2004 on or before February 26, 2004.

(6)	Mr. Lester was appointed Chief Executive Officer in June 2004. Not reflected in the compensation table above are fees paid to Mr. Lester for serving on the Company’s Board of Directors, as follows: $7,000 in

2004, $13,0000 in 2003 and $15,000 in 2002. Mr. Lester was paid board fees until the change of ownership but not thereafter. The per meeting fees were the same as paid to other directors for fiscal years 2002, 2003 and for any meetings in fiscal year 2004 on or before February 26, 2004.

Option/SAR Grants in Last Fiscal Year

The following table sets forth stock options granted during fiscal 2004 to each of the Company’s executive officers named in the Summary Compensation Table. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms for the executive officers named in the Summary Compensation Table and for all employees as a group (assuming their options had ten-year terms) at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company’s Common Stock. All option exercise prices are based on market price on the date of grant.

Individual Grants (1)
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
John R. Alexander	-0-	—	—	—	—	—

Ben Hill Griffin, III	12,500(3) 12,500(4)	24.27 30.96	15.68 21.17	10/09/2013 02/03/2014	123,264 166,422	312,365 421,732

W. Bernard Lester	12,500(3) 8,060(4)	24.27 19.96	15.68 21.17	10/09/2013 02/03/2014	123,264 107,309	312,365 271,933

L. Craig Simmons	5,000(3) 5,000(4)	9.79 12.38	15.68 21.17	10/09/2013 02/03/2014	49,306 66,569	124,946 168,693

(1)	Options granted under the Incentive Equity Plan (the “Plan”) to the Company’s executive officers named in the Summary Compensation Table, are first exercisable on February 26, 2004. The Company did not grant any SARs during fiscal 2004.

(2)	These amounts, based on assumed appreciation rates of 0% and 5% and 10% rates presented by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

(3)	These options were granted to the named officers on September 9, 2003.

(4)	These options were granted to the named officers on February 3, 2004.

Option Exercises and Year-End Option Values

The following table shows information regarding the value of options exercised during fiscal year 2004 and certain information about unexercised options at year-end.

Aggregated Option Exercises in Fiscal Year 2004
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
Ben Hill Griffin, III	67,064	1,476,738	5,000/0	114,250/0

W. Bernard Lester	17,614	396,547	48,560/0	1,335,121/0

L. Craig Simmons	12,305	211,545	2,695/0	72,630/0

All of the unexercised options listed above were exercisable at February 26, 2004.

Common Stock Performance

The following graph compares the value of $100 invested on September 1, 1998 in the Company’s common stock, the S&P 500 and a Company-constructed peer group. The S&P 500 index represents a broad equity index and the peer group index consists of four companies, all of which are agribusiness concerns, one of which is based in Florida: Alexander & Baldwin, Inc., Consolidated Tomoka Land Co., Scheid Vineyards, Inc., and Tejon Ranch Co. The total return includes the reinvestment of dividends. There can be no assurance that the Company’s stock performance will continue in the future with the same or similar trends depicted in the graph below:

		INDEXED RETURNS Years Ending
Company Name / Index	Base Period Aug99	Aug00	Aug01	Aug02	Aug03	Aug04
ALICO INC	$100	$101.17	$190.07	$197.32	$198.29	$314.26
S&P 500 INDEX	100	116.32	87.95	72.12	80.83	90.09
PEER GROUP	100	103.09	112.55	100.78	133.26	151.12

(1)	Total return calculations for the S&P 500 Index were performed by Standard & Poor’s Compustat Services, Inc.

(2)	Total return calculations for the peer group index (consisting of four companies) were performed by Standard and Poor’s Compustat Services, Inc.

Contingent Compensation

1998 Incentive Equity Plan

The Company maintains an incentive equity plan (the “Incentive Equity Plan”) pursuant to which Board members and employees selected by the Board of Directors may receive options to purchase Company common stock, awards of restricted stock, and stock appreciation rights (SARs). The purpose of the Incentive Equity Plan is to advance the interests of the Company and its shareholders by offering participants an opportunity to acquire or increase their proprietary interests in the Company, and thereby receiving additional incentives to achieve the Company’s objectives. No stock options, SARs or restricted stock may be granted under the Incentive Equity Plan on or after the tenth anniversary of the Incentive Equity plan’s effective date. The Incentive Equity Plan is administered by the Board of Directors.

Pension and Profit Sharing

The Company operates a Profit Sharing Plan under Section 401(k) of the Internal Revenue Code (the “Plan”). Under this Plan a regular employee of the Company becomes eligible to participate upon employment provided he or she continues such employment through the following August 31. Vesting of the Plan begins after three (3) years of service with the Company at which time an employee becomes 20% vested. Vesting increases by 20% with each additional year of service. Employees become fully vested upon completion of seven(7) years of service.

The Plan is fully funded by contributions by the Company, except for such contributions of employees electing to take advantage of the salary reduction feature. Contributions by the Company are determined by its’ Board of Directors from time to time with allocations to employee accounts based on each participant’s salary. The Plan also includes a voluntary employee contribution provision pursuant to Section 40l(k) of the Internal Revenue Code, which allows employees to contribute up to 20% of their salary, or a maximum of $13,000. All 40l(k) accounts are 100% vested.

Employees will be deemed 100% vested and receive full benefits from the Plan, regardless of their standing on vesting schedules, upon retirement on or after age 65, death or permanent disability. Benefits commence within 60 days after request following one of the qualifying events, referred to above, and can be taken as periodic payments or in a lump sum. For the year ended August 31, 2004, the Company contributed a total of $434,064 to this Plan.

Additional Plan

The Company has a nonqualified defined benefit retirement plan, which covers officers of the Company, as well as certain management and key personnel (the “Nonqualified Plan”). The Nonqualified Plan is being funded by the purchase of insurance contracts and is designed to provide a set monthly benefit after the participant reaches age 65. The participants are required to pay a portion of the cost of the Nonqualified Plan and the Company pays the remaining amount. The expense and monthly benefit amounts are based on the participant’s annual salary and age at the date of entry into the Nonqualified Plan.

Pension expense for the additional retirement benefits was approximately ($37,000), $747,000, and $488,000 for the years ended August 31, 2004, 2003 and 2002 respectively.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

In August 2004 Atlantic Blue Trust, Inc., the Company’s largest stockholder, requested that the Company consider a restructuring of the Company. While Atlantic Blue Trust did not propose the specific terms of a transaction, Atlantic Blue Trust discussed with the Company’s Board of Directors the advisability of combining Atlantic Blue Trust’s cattle ranch, citrus operations and other acreage with Alico’s business in an effort to both lower costs and improve joint operations, with Alico remaining a public company. To facilitate such a possible restructuring, Atlantic Blue Trust urged consideration of (a) paying a special cash dividend to all Alico stockholders; and (b) merging Atlantic Blue Trust with Alico or one of its subsidiaries with shareholders of

Atlantic Blue Trust receiving shares of Alico common stock in the merger. The Company has established a special committee comprised of all of the independent directors to analyze the possible restructuring. All of the members meet the requirements for audit committee independence under the rules established by the NASDAQ national market and under Sarbanes Oxley. The special committee has retained independent outside financial and legal advisors to assist with this analysis. Alico directors affiliated with Atlantic Blue Trust or employed by Alico have not participated and will not participate in the evaluation of a possible restructuring. As of this date no formal proposal has been made by Atlantic Blue Trust. Mr. John Alexander is one of nine directors on the Board of Atlantic Blue Trust, Inc.

In fiscal 2004, Agri-Insurance Company, Ltd. began providing catastrophic business interruption insurance coverage for Tri-County Grove, LLC, a subsidiary of Atlantic Blue Trust, Inc., the holder of approximately 47.7% of the Company’s common stock. The coverage term is from August 2004 to July 2005. Total coverage under the policy is $2.7 million and the premium charged was $45 thousand.

Premiums for coverage quoted are set by independent actuaries/underwriters hired by Agri-Insurance Company, Ltd. in Bermuda based on underwriting considerations established by them. Premiums vary depending upon the size of the property, its age and revenue-producing history as well as the proximity of the insured property to known disease-prone areas or other insured hazards. Premiums charged to ABT were the same as would be charged to any other third party.

Effective November 2, 1983, the Company entered into a continuing marketing contract covering the majority of its citrus crop with Ben Hill Griffin, Inc., a company which is controlled by Ben Hill Griffin, III, the Company’s former Chairman of the Board and Chief Executive Officer through February 26, 2004. This contract provides for modifications to meet changing conditions and cancellation by either party by giving notice prior to August 1 preceding the next fruit season. Modifications to the terms of the contract are made upon the mutual agreement of both parties and can relate to numerous provisions of the contract including the quantity of fruit to be delivered and service fees to be collected by Ben Hill Griffin, Inc. Such modifications may be necessary depending on factors such as weather and general market conditions. During the year ended August 31, 2004 approximately 77% percent of the Company’s crop was marketed under this contract. Under the terms of this contract, the Company’s fruit is harvested, packed and/or otherwise processed and sold along with fruit from other growers, including Ben Hill Griffin, Inc., and the proceeds distributed on a pro rata basis as sales of the finished product are made by the buyer. The Company bears the cost of harvesting. The co-mingling of fruit with other growers permits the Company to participate in the negotiation of higher prices from buyers that would not likely be available if price negotiations were limited only to the Company’s fruit. The marketing contract also permits the Company’s fruit to be sold in either fresh or processed form, in whichever market will provide the highest return. Historically, this contract has provided highly competitive returns. Ben Hill Griffin, Inc. receives a handling fee and a marketing fee out of sales proceeds. The assistance provided for by the contract is considerable and reduces the number of staff which the Company would otherwise have to employ. Additionally, the Company may receive advances on sales, which are then deducted from its share of the distributed proceeds. Essentially the same amount of the 2004-2005 citrus crop will be marketed under the terms of this contract; also, Ben Hill Griffin, Inc. provides harvesting services for citrus sold to unrelated processors. The total amount paid to Ben Hill Griffin, Inc., under the terms of the marketing contract, for harvesting and other costs was $7.1 million during the year ended August 31, 2004. In addition Ben Hill Griffin, Inc. was paid $2.1 million for harvesting citrus sold to unrelated processors. These charges are comparable to similar services available in the industry.

The Company purchased from Ben Hill Griffin, Inc., on a competitive bid basis, fertilizer, spray, herbicides and other miscellaneous supplies at a total cost of $5.3 million during the year.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of KPMG LLP, Certified Public Accountants, 111 North Orange Avenue, Suite 1600, Orlando, Florida 32801, was the Company’s independent certified public accountants from January 1, 1984 to June 2004. Beginning June 7, 2004, the company engaged Tedder, James, Worden & Associates Certified Public

Accountants, 11 South Bumby Avenue, Suite 200, Orlando, FL 32803 as the Company’s independent certified public accountants. In addition to performing the year-end audit of the financial statements, the independent public accountant: (1) performs a limited review of the quarterly financial statements, reviews the financial information included in the Annual Report to Shareholders and the Forms 10-Q and 10-K filed with the Securities and Exchange Commission; and (2) prepares the federal and state income tax returns. The firm of Pricewaterhouse Coopers prepares the Federal income tax returns and the Bermuda Statutory return for Agri-Insurance Company, Ltd. All services performed by the independent accountants are approved by the Audit Committee of the Board of Directors prior to performance.

Representatives of Tedder, James, Worden & Associates are expected to be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders. Upon the Audit Committee’s recommendation, the Board of Directors reaffirmed continuation of Tedder, James, Worden & Associates as auditors.

The following list details the aggregate fees billed for professional services during fiscal 2004:

	KPMG, LLC	Tedder, James Worden & Assoc.	Total
Audit Fees	$20,000	$82,000	$102,000
Tax Fees	103,000	5,000	108,000
Total	$123,000	$87,000	$210,000

There were no fees billed or paid for financial information systems design and/or implementation or for any other fee for services rendered to the Company.

Audit Fees.    Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements. The amounts billed to the Company by its independent public accountants in fiscal 2004 and fiscal 2003 were approximately $102,000 and $93,000 respectively.

Audit-Related Fees.    Consists of fees billed for assurance and related services that were related to the performance of the audit or review of the Company’s consolidated financial statements. (There were no fees billed in fiscal 2004 and fiscal 2003 for such services).

Tax Fees.    Consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning. The amounts billed to the Company by its independent public accountants and other tax consultants in fiscal 2004 and fiscal 2003 were $307,844 and $69,196 respectively.

Consulting Fees.    There were no Consulting fees in fiscal year 2004 and 2003.

All Other Fees.    There were no fees billed or paid in fiscal 2004 or fiscal 2003 in connection with products and services other than the services reported above.

The Audit Committee of the Board of Directors has determined that the provision of the non-audit professional services is compatible with maintaining KPMG LLP’s independence from September 1, 2003 through June 6, 2004 and Tedder, James, Worden & Associates from June 7, 2004 to present.

SHAREHOLDERS’ PROPOSALS

It is anticipated that next year’s annual meeting may be up to 30 days earlier than the date of this proxy statement. Accordingly, shareholders’ proposals intended to be presented at the next annual meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by August 15, 2005, for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 2005 annual meeting date, of at least 1% or $2,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

For any shareholder proposal that is not submitted for inclusion in the 2005 Proxy Statement, but is instead sought to be presented directly at the Annual Meeting, management will be able to vote proxies in its discretion if the Company: (i) does not receive notice of the proposal prior to the close of business on August 25, 2005 or (ii) receives notice of the proposal before the close of business on August 25, 2005, and advises shareholders in the 2005 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.

By Order of the Board of Directors

Denise Plair Secretary

APPENDIX A

ALICO, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.	AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication among the auditors and management.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as the CEO, COO, CFO and anyone else in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.	AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the NASDAQ Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. Meetings may be conducted by telephone if deemed practical. In addition, the Chair should communicate with management quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III.	AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.	Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3.	In consultation with the management and independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps

A-1

management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses including the status of previous recommendations.

4.	Review with financial management the company’s quarterly financial results prior to the release of earnings and/or the company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair or the Vice Chair of the Committee will represent the entire Audit Committee for purposes of this review.

Independent Auditors

5.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.	Recommend to the Board the fees and other significant compensation to be paid to the independent auditors.

7.	On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

8.	Review the independent auditors audit plan — discuss scope, staffing, locations, reliance upon management and general audit approach.

9.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Legal Compliance

11.	On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

12.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission.

13.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

14.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

A-2

FORM 10-K

A copy of the 2004 Annual Report on Form 10-K for the fiscal year ended August 31, 2004, as filed with the Securities and Exchange Commission, may be obtained upon request and without charge, by writing:

Alico, Inc.
P. O. BOX 338
La Belle, Florida 33975

PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS The undersigned shareholder(s) of Alico, Inc., a Florida corporation (the “Company”), hereby appoints JOHN R. ALEXANDER and W. BERNARD LESTER or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on January 11, 2005, at the Annual Meeting of Shareholders of the Company to be held on Friday, February 11, 2005 and at any and all adjournments thereof, with all powers the undersigned would possess if personally present:
1. ELECTION OF DIRECTORS:

☐    FOR electing all nominees listed below (except as marked to the contrary)

☐    WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, strike a line through the nominee’s name on the list below.)

Nominees:  Richard C. Ackert, John R. Alexander, J. D. Alexander, William L. Barton, Larry A. Carter, Stephen M. Mulready, Thomas E. Oakley, Baxter G. Troutman.

2.     In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

(Continued and to be signed on the other side)

This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR PROPOSAL 1.

Dated _______________________________, 2005

Signature of Shareholder

Signature of Shareholder (if held jointly)
(Executors, Administrators, Trustees,
Guardians, etc. will so indicate when signing.)

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.  YOUR PROMPT ATTENTION WILL BE APPRECIATED. NO POSTAGE IS NEEDED IF MAILED WITHIN THE UNITED STATES

ALICO, INC.
P.O. BOX 338
LA BELLE, FL 33975
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Alico, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ALCIN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALICO, INC.

1.	ELECTION OF DIRECTORS: Nominees:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
	01) Richard C. Ackert	05) Larry A. Carter
	02) John R. Alexander	06) Stephen M. Mulready	☐	☐	☐
	03) J. D. Alexander	07) Thomas E. Oakley
	04) William L. Barton	08) Baxter G. Troutman

2.	In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR PROPOSAL 1.

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED. NO POSTAGE IS NEEDED IF MAILED WITHIN THE UNITED STATES.

(Executors, Administrators, Trustees, Guardians, etc. will so indicate when signing.)

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

PROXY

ALICO, INC.

P.O. Box 338
La Belle, Florida 33975

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned shareholder(s) of Alico, Inc., a Florida corporation (the “Company”), hereby appoints JOHN R. ALEXANDER and W. BERNARD LESTER, or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on January 11, 2005, at the Annual Meeting of Shareholders of the Company to be held on Friday, February 11, 2005 and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.

(Continued and to be signed on the other side)